Filed Pursuant to Rule 424(b)(5)
File No. 333-223142 and 333-223142-05

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2018)

$

PPL Capital Funding, Inc.

    % Senior Notes due 20

Fully and Unconditionally Guaranteed as to Payment of Principal,

Premium, if any, and Interest by

PPL Corporation

PPL Capital Funding, Inc. (“PPL Capital Funding”) is offering its     % Senior Notes due 20     (the “Notes”). Interest on the Notes will be payable semi-annually in arrears on                      and                      of each year, commencing on                     , 2020, and at maturity, as further described in this prospectus supplement. The Notes will mature on                     , 20    , unless redeemed on an earlier date. We may, at our option, redeem the Notes, in whole at any time or in part from time to time, at the applicable redemption price described in this prospectus supplement under the heading “Description of the Notes—Redemption.”

The Notes will be issued in registered form and available for purchase in the authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof.

PPL Capital Funding’s parent, PPL Corporation, will fully and unconditionally guarantee (the “Guarantees”) PPL Capital Funding’s obligations to pay principal, premium, if any, and interest on the Notes.

Investing in the Notes involves certain risks. See “Risk Factors” on page S-5 of this prospectus supplement, as well as under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, for more information.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount		Proceeds, Before Expenses, to Us (1)
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from the date of issuance, which is expected to be on or about April , 2020.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., on or about April     , 2020.

Book-Running Manager

Credit Suisse	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is April     , 2020.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate only as of the respective date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

As used in this prospectus supplement, the terms “we,” “our” and “us” may, depending on the context, refer to PPL Capital Funding, or to PPL Capital Funding together with PPL Corporation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that PPL Corporation and PPL Capital Funding have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are offering to sell the Notes, using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describe our business and give more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus before making a decision to invest in the Notes. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Certain affiliates of PPL Capital Funding and PPL Corporation, specifically PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company, have also registered their securities on the “shelf” registration statement referred to above. However, the Notes are solely obligations of PPL Capital Funding and, to the extent of the Guarantees, PPL Corporation, and not of any of PPL Corporation’s other subsidiaries. None of PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company or Kentucky Utilities Company or any of PPL Corporation’s other subsidiaries will guarantee or provide any credit support for the Notes.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

Available Information

PPL Corporation files reports and other information with the SEC. PPL Corporation maintains an Internet Web site at www.pplweb.com. On the “Investors” page of that Web site, PPL Corporation provides access to its SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information on PPL Corporation’s Web site is not incorporated in this prospectus supplement by reference, and you should not consider it a part of this prospectus supplement. PPL Corporation’s filings are also available at the SEC’s Web site (www.sec.gov).

Incorporation by Reference

PPL Corporation will “incorporate by reference” information into this prospectus supplement by disclosing important information to you by referring you to other documents that it files separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PPL Corporation.

SEC Filings	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2019 filed with the SEC on February 14, 2020
Current Reports on Form 8-K	Filed with the SEC on February 26, 2020, March 27, 2020 and March 31, 2020
PPL Corporation’s 2019 Notice of Annual Meeting and Proxy Statement (portions thereof incorporated by reference into PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018)	Filed with the SEC on April 2, 2019

Additional documents that PPL Corporation files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of this offering of Notes are also incorporated herein by reference. Unless specifically stated to the contrary, none of the information that we disclose under Item 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus supplement.

PPL Corporation will provide without charge to each person to whom a copy of this prospectus supplement has been delivered a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning PPL Corporation at:

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Attention: Shareowner Services

Telephone: 1-800-345-3085

S-iii

We have not included or incorporated by reference any separate financial statements of PPL Capital Funding herein. We do not consider those financial statements to be material to holders of the Notes because (1) PPL Capital Funding is a wholly owned subsidiary that was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations, (3) PPL Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations and (4) PPL Capital Funding’s parent, PPL Corporation, will fully and unconditionally guarantee PPL Capital Funding’s obligations to pay principal, premium, if any, and interest on the Notes. See “PPL Capital Funding” in the accompanying prospectus.

S-iv

FORWARD-LOOKING INFORMATION

Statements contained in or incorporated by reference into this prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in “Risk Factors” set forth below and in the accompanying prospectus, in “Item 1A. Risk Factors” and in “Item 7. Combined Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, the following are among the important factors that could cause actual results to differ materially and adversely from the forward-looking statements.

•	the outcome of rate cases or other cost recovery or revenue proceedings;

•	changes in U.S. state or federal or U.K. tax laws or regulations;

•	the direct or indirect effects on PPL or its subsidiaries or business systems of cyber-based intrusion or the threat of cyber attacks;

•	significant decreases in demand for electricity in the U.S.;

•	expansion of alternative and distributed sources of electricity generation and storage;

•	changes in foreign currency exchange rates for British pound sterling and the related impact on unrealized gains and losses on PPL’s foreign currency economic hedges;

•	the effectiveness of our risk management programs, including foreign currency and interest rate hedging;

•	non-achievement by PPL WPD Limited and its subsidiaries (“WPD”) of performance targets set by the Office of Gas and Electricity Markets (“Ofgem”);

•	the effect of changes in the retail price index (“RPI”) on WPD’s revenues and index linked debt;

•	developments related to the U.K.’s withdrawal from the European Union and any responses thereto;

•	the amount of WPD’s pension deficit funding recovered in revenues after March 31, 2021, following the triennial pension review that began in March 2019 and is due to conclude at the end of 2020;

•	defaults by counterparties or suppliers for energy, capacity, coal, natural gas or key commodities, goods or services;

•	capital market conditions, including the availability of capital or credit, changes in interest rates and certain economic indices, and decisions regarding capital structure;

•	a material decline in the market value of PPL’s equity;

•

significant decreases in the fair value of debt and equity securities and its impact on the value of assets in defined benefit plans, and the potential cash funding requirements if fair value declines;

•	interest rates and their effect on pension and retiree medical liabilities, asset retirement obligation liabilities and interest payable on certain debt securities;

•	volatility in or the impact of other changes in financial markets and economic conditions;

•

the potential impact of any unrecorded commitments and liabilities of PPL, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company, Kentucky Utilities Company and their subsidiaries;

•	new accounting requirements or new interpretations or applications of existing requirements;

S-v

•

changes in the corporate credit ratings or securities analyst rankings of PPL, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company, Kentucky Utilities Company and their securities;

•	any requirement to record impairment charges pursuant to GAAP with respect to any of our significant investments;

•	laws or regulations to reduce emissions of greenhouse gases or the physical effects of climate change;

•

continuing ability to access fuel supply for Louisville Gas and Electric Company and Kentucky Utilities Company, as well as the ability to recover fuel costs and environmental expenditures in a timely manner at Louisville Gas and Electric Company and Kentucky Utilities Company and natural gas supply costs at Louisville Gas and Electric Company;

•	weather and other conditions affecting generation, transmission and distribution operations, operating costs and customer energy use;

•	catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events or other similar occurrences;

•	war, armed conflicts, terrorist attacks, or similar disruptive events;

•

changes in political, regulatory or economic conditions in states, regions or countries where PPL, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company, Kentucky Utilities Company or their subsidiaries conduct business;

•	receipt of necessary governmental permits and approvals;

•	new state, federal or foreign legislation or regulatory developments;

•	the impact of any state, federal or foreign investigations applicable to PPL and its subsidiaries and the energy industry;

•	our ability to attract and retain qualified employees;

•	the effect of any business or industry restructuring;

•	development of new projects, markets and technologies;

•	performance of new ventures;

•	business dispositions or acquisitions and our ability to realize expected benefits from such business transactions;

•	collective labor bargaining negotiations; and

•	the outcome of litigation against PPL and its subsidiaries.

Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents of PPL on file with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PPL to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PPL undertakes no obligation to update the information contained in such statement to reflect subsequent developments or information.

S-vi

SUMMARY

The following summary contains information about the offering by PPL Capital Funding of its Notes. It does not contain all of the information that may be important to you in making a decision to purchase the Notes. For a more complete understanding of PPL Capital Funding, PPL Corporation and the offering of the Notes and the Guarantees, we urge you to read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the “Risk Factors” sections and our financial statements and the notes to those financial statements.

PPL Corporation

PPL Corporation, headquartered in Allentown, Pennsylvania, is a utility holding company that was incorporated in 1994. PPL, through its regulated utility subsidiaries, delivers electricity to customers in the U.K., Pennsylvania, Kentucky and Virginia; delivers natural gas to customers in Kentucky; and generates electricity from power plants in Kentucky.

PPL Capital Funding

PPL Capital Funding is a Delaware corporation and a wholly owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations.

The Offering

Issuer	PPL Capital Funding, Inc.

Guarantor	PPL Corporation

Securities Offered	$ aggregate principal amount of PPL Capital Funding’s % Senior Notes due 20 (the “Notes”).

Stated Maturity Date	, 20 (the “Stated Maturity Date”).

Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on and of each year, commencing on , 2020, and at maturity, or upon earlier redemption.

Interest Rate	From and including , 2020 until maturity at the rate of % per annum.

Redemption	We may, at our option, redeem the Notes, in whole at any time or in part from time to time.

If we redeem the Notes before , 20 (the date that is months prior to the Stated Maturity Date) (the “Par Call Date”), the Notes will be redeemed by us at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be so redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) to the Par Call Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in this prospectus supplement), plus basis points;

plus, in either of the above cases, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the date of redemption.

If we redeem the Notes on or after the Par Call Date, the Notes will be redeemed by us at a redemption price equal to 100% of the principal amount of the Notes to be so redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the date of redemption. See “Description of the Notes—Redemption.”

Ranking, Guarantees	The Notes will be PPL Capital Funding’s unsecured and unsubordinated obligations and will rank equally in right of payment with PPL Capital Funding’s existing unsecured and unsubordinated indebtedness and senior in right of payment to PPL Capital Funding’s subordinated indebtedness. The Notes will be fully and unconditionally guaranteed by PPL Corporation as to payment of principal, premium, if any, and interest. The Guarantees will be PPL Corporation’s unsecured obligations and will rank equally in right of payment with PPL Corporation’s other unsecured and unsubordinated indebtedness. However, because PPL Corporation is a holding company, its obligations under the Guarantees will be effectively subordinated to existing and future liabilities of its subsidiaries. See “Risk Factors.”

Form and Denomination	The Notes will be initially issued in the form of one or more global securities, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and deposited with the Trustee on behalf of The Depository Trust Company (“DTC”), as depositary, and registered in the name of DTC or its nominee. See “Description of the Notes—General” and “Description of the Notes—Book-Entry Only Issuance—The Depository Trust Company.”

Use of Proceeds	We intend to use the net proceeds from the sale of the Notes to repay short-term debt obligations and for general corporate purposes. See “Use of Proceeds.”

Reopening of the Series	We may, without the consent of the Holders of the Notes and subject to certain limitations, increase the principal amount of the series and issue additional notes of such series having the same ranking, interest rate, maturity and other terms as the Notes, other than the public offering price, the date of issuance and, in some circumstances, the initial interest accrual date and the initial interest payment date, if applicable; provided that any such additional notes either shall be fungible with the original Notes for U.S. federal income tax purposes or shall be issued under a different CUSIP number. Any such additional notes may, together with the Notes, constitute a single series of securities under the Indenture. See “Description of the Notes—General.”

Governing Law	The Notes and the Indenture are governed by the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using a portion of the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of the offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offering of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes offered hereby in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

RISK FACTORS

Before making a decision to invest in the Notes, you should carefully consider the following risk factors, as well as the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Relating to PPL Corporation’s Businesses

The spread of the Coronavirus (COVID-19) and resultant impact on business and economic conditions could negatively affect our operations.

In recent weeks, the continued spread of COVID-19 has led to global economic disruption and volatility in the financial markets. It is possible that the continued spread of COVID-19 and efforts to contain the virus, such as quarantines or closures or reduced operations of businesses, governmental agencies and other institutions, could cause an economic slowdown, which could adversely affect customer demand, impact our employees, cause us to experience an increase in certain costs, delayed payments or uncollectable accounts, or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

See also the risk factors set forth beginning on page 21 of PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of certain risks relating to PPL Corporation’s businesses.

Risks Relating to the Notes

PPL Corporation’s cash flow and ability to meet its obligations with respect to its Guarantees of the Notes largely depend on the performance of its subsidiaries. As a result, PPL Corporation’s obligations with respect to its Guarantees of the Notes will be structurally subordinated to all existing and future liabilities of its subsidiaries.

PPL Corporation is a holding company and conducts its operations primarily through subsidiaries. Substantially all of its consolidated assets are held by such subsidiaries. Accordingly, its cash flow and its ability to meet its obligations under its Guarantees of the Notes are largely dependent upon the earnings of these subsidiaries and the distribution or other payment of such earnings to it in the form of dividends, loans or advances or repayment of loans and advances from it. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to make any funds available for such payment.

Because PPL Corporation is a holding company, its obligations with respect to the Notes will be structurally subordinated to all existing and future liabilities of its subsidiaries. Therefore, its rights and the rights of its creditors, including rights of a holder of any Note, to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. To the extent that PPL Corporation may be a creditor with recognized claims against any such subsidiary, its claims would nevertheless be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by it. Although certain agreements to which PPL Corporation’s subsidiaries are parties limit their ability to incur additional indebtedness, PPL Corporation and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

The debt agreements of some of PPL Corporation’s subsidiaries contain provisions that might restrict their ability to pay dividends, make distributions or otherwise transfer funds to PPL Corporation upon failing to meet certain financial tests or other conditions prior to the payment of other obligations, including operating expenses, debt service and reserves. PPL Corporation currently believes that all of its subsidiaries are in compliance with such tests and conditions. Further, if PPL Corporation elects to receive distributions of earnings from its foreign operations, PPL Corporation may incur United States taxes, net of any available foreign tax credits, on such amounts. Distributions to PPL Corporation from its international projects are, in some countries, also subject to withholding taxes.

An active trading market for the Notes may not develop.

The Notes are a new issue of securities with no established trading market. We cannot assure that an active trading market for the Notes will develop. There can be no assurances as to the liquidity of any market that may develop for the Notes, the ability of holders to sell their Notes or the price at which the holders will be able to sell their Notes. Future trading prices of the Notes will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $             , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the Notes to repay short-term debt obligations and for general corporate purposes.

CAPITALIZATION

The following table sets forth the historical unaudited consolidated capitalization of PPL Corporation and its consolidated subsidiaries as of December 31, 2019:

•	on an actual basis; and

•	on an as-adjusted basis, to give effect to the issuance of the Notes in this offering as described herein.

This table should be read in conjunction with the consolidated financial statements of PPL Corporation and its consolidated subsidiaries, the notes related thereto and the financial and operating data incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2019
	Actual	As Adjusted
	(in millions)
Long-term debt (1)	20,721
Notes offered hereby	—

Total long-term debt	20,721

Shareowners’ common equity	12,991

Total equity	12,991

Total capitalization	$33,712	$

(1)	Long-term debt excludes $1,172 million of long-term debt due within one year as of December 31, 2019.

On March 27, 2020, PPL Capital Funding entered into a term loan credit facility that provides for up to $200 million in borrowings. The credit facility matures in March 2021 and is guaranteed by PPL Corporation. PPL Capital Funding borrowed the full amount of the credit facility on March 27, 2020. PPL Capital Funding is also in the process of finalizing two additional term loan credit facilities, each providing for up to $100 million in borrowings and each of which would be guaranteed by PPL Corporation. There can be no assurance that PPL Capital Funding will enter into such credit facilities.

DESCRIPTION OF THE NOTES

The following summary description sets forth certain terms and provisions of the Notes that are being offered by this prospectus supplement. Because this description is a summary, it does not describe every aspect of the Notes or the Indenture under which the Notes will be issued, as described below. The Indenture is filed as an exhibit to the registration statement of which the accompanying prospectus is a part. The Indenture and its associated documents contain the full legal text of the matters described in this section. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Notes and the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus supplement, such sections or defined terms are incorporated by reference herein. The Indenture has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the Notes.

General

PPL Capital Funding will issue the Notes as a series of debt securities under an Indenture, dated as of November 1, 1997 (as such indenture has been and may be amended and supplemented from time to time, the “Indenture”), among PPL Capital Funding, PPL Corporation and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”). We may issue an unlimited amount of Notes or other securities under the Indenture. The Notes and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the “Indenture Securities.”

The Notes will be unsecured and unsubordinated obligations of PPL Capital Funding and will rank equally in right of payment with PPL Capital Funding’s existing unsecured and unsubordinated indebtedness and senior in right of payment to PPL Capital Funding’s subordinated indebtedness. The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by PPL Corporation as to payment of principal, premium, if any, and interest. The Guarantees will be PPL Corporation’s unsecured obligations and will rank equally in right of payment with PPL Corporation’s other unsecured and unsubordinated indebtedness.

The Notes will be issued in fully registered form only, without coupons. The Notes will be initially represented by one or more fully registered global securities (the “Global Securities”) deposited with the Trustee, as custodian for DTC, as depositary, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a Global Security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Only Issuance—The Depository Trust Company.” The authorized denominations of the Notes will be $2,000 and any larger amount that is an integral multiple of $1,000. Except in limited circumstances described below, the Notes will not be exchangeable for Notes in definitive certificated form.

The Notes are initially being offered in one series in the principal amount of $            . We may, without the consent of the Holders of the Notes, increase the principal amount of the series and issue additional notes of such series having the same ranking, interest rate, maturity and other terms (other than the price to public, the date of issuance and, in some circumstances, the initial interest accrual date and the initial interest payment date, if applicable) as the Notes, provided that any such additional notes either shall be fungible with the original Notes for federal income tax purposes or shall be issued under a different CUSIP number. Any such additional notes may, together with the Notes, constitute a single series of securities under the Indenture. The Notes and any additional notes of the same series having the same terms as the Notes offered hereby subsequently issued under the Indenture will be treated as a single series for all purposes under the Indenture, including, without limitation, voting waivers and amendments.

Principal and Interest

The Notes will mature on                 , 20     (the “Stated Maturity Date”) and will bear interest from the date of original issuance until maturity at the rate of     % per annum. Interest on the Notes will be payable semi-annually in arrears on                  and                 of each year (each, an “Interest Payment Date”), commencing on                 , 2020, and at maturity, whether at the Stated Maturity Date, upon redemption, or otherwise (“Maturity”). Subject to certain exceptions, the Indenture provides for the payment of interest on an Interest Payment Date only to persons in whose names the Notes are registered at the close of business on (a) the Regular Record Date, which will be                  and                 (whether or not a Business Day), as the case may be, immediately preceding the applicable Interest Payment Date or (b) so long as the Notes are global notes in book-entry form as described below, on the Business Day immediately preceding such Interest Payment Date; except that interest payable at Maturity will be paid to the person to whom principal is paid. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

Payment

So long as the Notes are registered in the name of DTC, as depositary for the Notes as described herein under “—Book-Entry Only Issuance—The Depository Trust Company” or DTC’s nominee, payments on the Notes will be made as described therein.

If we default in paying interest on a Note, we will pay such interest either:

•	on a special record date fixed by the Trustee between 10 and 15 days before the payment; or

•

in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the Notes may be listed for trading if deemed practicable by the Trustee. (See Section 307.)

We will pay principal, premium, if any, and interest on the Notes at Maturity upon presentation of the Notes at the corporate trust office of The Bank of New York Mellon in New York, New York, as our Paying Agent. In our discretion, we may change the place of payment on the Notes, and we may remove any Paying Agent and may appoint one or more additional Paying Agents (including us or any of our affiliates). (See Section 602.)

If any Interest Payment Date, Redemption Date (as defined in the Indenture) or the Maturity of a Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or the Maturity, as the case may be, to the date of such payment on the next succeeding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which any Paying Agent for the Notes is located. (See Section 113.)

Redemption

We may, at our option, redeem the Notes, in whole at any time or in part from time to time. If we redeem the Notes before                 , 20     (the date that is                  months prior to the Stated Maturity Date) (the “Par Call Date”), the Notes will be redeemed by us at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be so redeemed; and

(2)	as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be so redeemed (not including any portion of such payments of interest accrued to the date of redemption) to the Par Call Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus basis points;

plus, in either of the above cases, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date.

If we redeem the Notes on or after the Par Call Date, the Notes will be redeemed by us at a redemption price equal to 100% of the principal amount of the Notes to be so redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the Redemption Date.

For purposes of calculating the redemption price, the following terms will have the meanings set forth below:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date:

•	the average of five Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or

•	if the Quotation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all of those quotations received.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means:

•

each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount), as provided to the Quotation Agent by that Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding that Redemption Date.

The Notes will not be subject to a sinking fund or other mandatory redemption and will not be repayable at the option of the Holder of a Note prior to the Stated Maturity Date.

Notes will be redeemable upon notice by mail (or, in the case of Global Securities, in accordance with DTC’s applicable policies and procedures) between 10 and 60 days prior to the Redemption Date. If less than all of the Notes are to be redeemed, the Trustee will select the Notes for redemption in such manner as it deems fair and appropriate (or, in the case of Global Securities, in accordance with DTC’s applicable policies and procedures). (See Sections 403 and 404.)

Notes called for redemption will cease to bear interest on the Redemption Date. We will pay the redemption price and any accrued interest once you surrender the Note for redemption. (See Section 405.) If only part of a Note is redeemed, the Trustee will deliver to you a new Note for the remaining portion without charge. (See Section 406.)

Upon giving notice of redemption, PPL Capital Funding may make any redemption at its option conditional upon the receipt by the Paying Agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Paying Agent has not received such money by the date fixed for redemption, such redemption notice shall be of no force and effect and we will not be required to redeem such Notes. (See Section 404.)

Form; Transfers; Exchanges

So long as the Notes are registered in the name of DTC, as depositary for the Notes as described herein under “—Book-Entry Only Issuance—The Depository Trust Company” or DTC’s nominee, transfers and exchanges of beneficial interests in the Notes will be made as described therein. In the event that the book-entry only system is discontinued, and the Notes are issued in certificated form, you may exchange or transfer Notes at the corporate trust office of the Trustee. Notes presented or surrendered for registration of transfer or for exchange shall (if so required by us or the Trustee) be duly endorsed or shall be accompanied by a written instrument of transfer in the form satisfactory to us and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing. The Trustee acts as our agent for registering Notes in the names of Holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered Holders is called the “Security Registrar.” It will also perform transfers. In our discretion, we may change the place for registration of transfer of the Notes and may remove and/or appoint one or more additional Security Registrars (including us or any of our affiliates). (See Sections 305 and 602.)

There will be no service charge for any transfer or exchange of the Notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of (1) Notes during a period of 15 days prior to giving any notice of redemption or (2) any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (See Section 305.)

Guarantees

PPL Corporation will fully and unconditionally guarantee the payment of principal, premium, if any, and any interest on the Notes, when due and payable, whether at the Stated Maturity Date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the Notes and the Indenture. The Guarantees will remain in effect until the entire principal, premium, if any, and interest on the Notes has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Fourteen.)

Events of Default

An “Event of Default” with respect to the Notes will occur if:

•	we do not pay any interest on any Note within 30 days of the due date;

•	we do not pay principal or premium, if any, on any Note on its due date;

•

we remain in breach of a covenant (excluding covenants solely applicable to a specific series other than the Notes) or warranty of the Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Trustee or Holders of 25% of the aggregate principal amount of the outstanding Indenture Securities of the affected series; the Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

•

PPL Corporation’s Guarantees of the Notes cease to be effective (except in accordance with their terms), are found in any judicial proceeding to be unenforceable or invalid, or are denied or disaffirmed (except in accordance with their terms); or

•	we file for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur.

(See Section 801.)

No Event of Default with respect to the Notes necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

Remedies

Acceleration

Any One Series. If an Event of Default occurs and is continuing with respect to any one series of Indenture Securities, then either the Trustee or the Holders of 25% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately.

More Than One Series. If an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, then either the Trustee or the Holders of 25% of the aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by the Holders of 25% of the aggregate principal amount of the outstanding Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration. (See Section 802.)

Rescission of Acceleration

After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

•	we pay or deposit with the Trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal of and any premium on the Notes which have become due otherwise than by such declaration of acceleration and interest thereon;

•	interest on overdue interest to the extent lawful; and

•	all amounts due to the Trustee under the Indenture; and

•	all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon. (See Section 802.) For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Holders; Limitations

Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

•	exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

If an Event of Default is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series.

These rights of Holders to make direction are subject to the following limitations:

•	the Holders’ directions may not conflict with any law or the Indenture; and

•	the Holders’ directions may not involve the Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Trustee may also take any other action it deems proper that is consistent with the Holders’ direction. (See Sections 812 and 903.) With respect to Events of Default and other defaults in the performance of, or breach of, covenants in the Indenture that do not constitute Events of Default, if any such Event of Default or other default occurs and is continuing after any applicable notice and/or cure period, then the Trustee may in its discretion (and subject to the rights of the Holders to control remedies as described above and certain other conditions specified in the Indenture) bring such judicial proceedings as the Trustee shall deem appropriate or proper.

The Indenture provides that no Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee, or for any other remedy thereunder, unless

•	that Holder has previously given the Trustee written notice of a continuing Event of Default;

•

the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all affected series, considered as one class, have made written request to the Trustee to institute proceedings in respect of that Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•

for 60 days after receipt of such notice request and offer of indemnity, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right, and such rights shall not be impaired without the consent of such Holder. (See Sections 807 and 808.)

Notice of Default

The Trustee is required to give the Holders of the Notes notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in the third bullet point under “Events of Default,” no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

PPL Capital Funding and PPL Corporation will furnish the Trustee with an annual statement as to their compliance with the conditions and covenants in the Indenture. (See Section 605.)

Waiver of Default and of Compliance

The Holders of a majority in principal amount of the outstanding Notes may waive, on behalf of the Holders of all outstanding Notes, any past default under the Indenture, except a default in the payment of principal or premium, if any, or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the Holder of each outstanding Indenture Security of the affected series. (See Section 813.)

Compliance with certain covenants in the Indenture or otherwise provided with respect to Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Indenture Securities, considered as one class. (See Section 606.)

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, each of PPL Capital Funding and PPL Corporation has agreed in the Indenture to preserve its corporate existence. (See Section 604.)

PPL Capital Funding and PPL Corporation have each also agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

•

the entity formed by such consolidation or into which PPL Capital Funding or PPL Corporation, as the case may be, is merged or the entity which acquires or which leases its property and assets substantially as an entirety is a corporation or limited liability company organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, in the form satisfactory to the Trustee, the due and punctual payment of the principal, premium, if any, and interest on all the outstanding Notes (or the Guarantees, as the case may be) and the performance of all of its covenants under the Indenture; and

•

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

The Indenture does not prevent or restrict:

•	any consolidation or merger after the consummation of which PPL Capital Funding or PPL Corporation would be the surviving or resulting entity; or

•

any conveyance or other transfer, or lease, of any part of the properties of PPL Capital Funding or PPL Corporation which does not constitute the entirety, or substantially the entirety, thereof. (See Section 1103.)

Modification of Indenture

Without Holder Consent. Without the consent of any Holders of Indenture Securities, PPL Capital Funding, PPL Corporation and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to PPL Capital Funding or PPL Corporation;

•	to add one or more covenants or other provisions for the benefit of the Holders of all or any series or tranche of Indenture Securities, or to surrender any right or power conferred upon us;

•	to add any additional Events of Default for all or any series of Indenture Securities;

•	to change or eliminate any provision of the Indenture or to add any new provision to the Indenture that does not adversely affect the interests of the Holders in any material respect;

•	to provide collateral security for the Indenture Securities of any series;

•	to establish the form or terms of Indenture Securities of any series or tranche as permitted by the Indenture;

•	to provide for the issuance of bearer securities;

•	to evidence and provide for the acceptance of appointment of a separate or successor Trustee;

•	to provide for the procedures required to permit the utilization of a non-certificated system of registration for any series or tranche of Indenture Securities;

•	to change any place or places where:

•	we may pay principal, premium and interest,

•	Indenture Securities may be surrendered for transfer or exchange, and

•	notices and demands to or upon PPL Capital Funding or PPL Corporation may be served; or

•	to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PPL Capital Funding, PPL Corporation and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment. (See Section 1201.)

With Holder Consent. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, changing or eliminating any of the provisions of the Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected series, considered as one class. Moreover, if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected tranches, considered as one class.

However, no amendment or modification may, without the consent of the Holder of each outstanding Indenture Security directly affected thereby,

•

change the stated maturity of the principal or interest on any Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Indenture Security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Indenture; or

•	modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the Indenture expressly included solely for the benefit of Holders of Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Indenture of the Holders of Indenture Securities of any other series or tranche. (See Section 1202.)

We will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Indenture Securities, such action may be taken only by persons who are Holders of such Indenture Securities at the close of business on the record date. (See Section 104.)

The Indenture provides that certain Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” below, will not be deemed to be “outstanding” in determining whether the Holders of the requisite principal amount of the outstanding Indenture Securities have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

Satisfaction and Discharge

Any Indenture Securities or any portion will be deemed to have been paid for purposes of the Indenture and, at PPL Capital Funding’s election, the entire indebtedness of PPL Capital Funding and PPL Corporation will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than PPL Capital Funding or PPL Corporation), in trust:

•	money sufficient,

•	in the case of a deposit made prior to the maturity of such Indenture Securities, non-redeemable Government Obligations (as defined in the Indenture) sufficient, or

•	a combination of items listed in the preceding two bullet points, which in total are sufficient,

to pay when due the principal of, and any premium and interest due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof. (See Section 701.)

Subject to certain limitations, the Indenture will be deemed satisfied and discharged when no Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 702.)

All moneys we pay to the Trustee or any Paying Agent on Indenture Securities that remain unclaimed at the end of two years after payments have become due will be paid to PPL Capital Funding upon its request. Thereafter, the Holder of such Indenture Security may look only to us for payment. (See Section 603.)

Resignation and Removal of the Trustee; Deemed Resignation

The Trustee may resign at any time by giving written notice to us.

The Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Indenture Securities of any series.

No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned. (See Section 910.)

Notices

Notices to Holders of Notes will be given by mail (or, in the case of Global Securities, in accordance with DTC’s applicable policies and procedures) to the addresses of the Holders as they may appear in the security register. (See Section 106.)

Title

PPL Capital Funding, PPL Corporation, the Trustee, and any agent of PPL Capital Funding, PPL Corporation or the Trustee, will treat the person or entity in whose name Indenture Securities are registered as the absolute owner of those Indenture Securities (whether or not the Indenture Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 308.)

Governing Law

The Indenture and the Indenture Securities provide that they will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable. (See Section 112.)

Regarding the Trustee

The Trustee under the Indenture is The Bank of New York Mellon (“BNYM”). In addition to acting as Trustee, BNYM also maintains various banking and trust relationships with us and some of our affiliates.

Book-Entry Only Issuance—The Depository Trust Company

DTC will act as the initial securities depositary for the Notes. The Notes will be issued in fully registered form and will be evidenced by one or more global Notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The global Notes will be deposited with the Trustee as custodian for DTC.

DTC advises that it is a New York limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants (“Direct Participants”) deposit with it and also facilitates the settlement among Direct Participants of sales and other securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its Direct Participants and by the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to DTC’s system is also available to others, including both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through, or maintain a custodial relationship with, a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser (“Beneficial

Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which they purchased Notes. Transfers of ownership interests on the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those Direct Participants to whose accounts the Notes are credited on the record date. We believe that these arrangements will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Notes.

Payments of principal, premium, if any, and interest on the Notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Secondary market trading between Clearstream Banking, société anonyme (“Clearstream”) participants and/or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

A Beneficial Owner will not be entitled to receive physical delivery of the Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving us or the Trustee reasonable notice. In the event no successor securities depositary is obtained, certificates for the Notes will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences as of the date of this prospectus supplement of the ownership and disposition of Notes. This summary addresses only Notes that are held as capital assets by holders who acquire Notes for cash pursuant to this offering at their initial offering price. This summary does not constitute a detailed description of the U.S. federal income tax considerations applicable to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or any non-income tax considerations, such as U.S. federal estate and gift tax as well as other tax consequences that may apply if you are, for instance:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for its securities holdings;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization,

•	an insurance company;

•	a financial institution;

•	a person holding the Notes through a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a “controlled foreign corporation”;

•	a person required to conform the timing of recognition of items of income to an “applicable financial statement”;

•	a person holding the Notes as part of an integrated transaction, a conversion transaction, or a straddle;

•	a U.S. expatriate; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Notes, you should consult your tax advisor.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, or any taxes other than U.S. federal income taxes. You should consult your tax advisor with regard to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Holders

This section applies to you if you are a U.S. holder. You are a U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and are:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest. Interest payable on the Notes will generally be taxable to you as ordinary interest income at the time it is paid or accrued, in accordance with your method of accounting for tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale, Exchange or Other Disposition of the Notes. Upon a sale, exchange, retirement or other taxable disposition of Notes, you generally will recognize taxable gain or loss equal to the difference between (i) the proceeds of such sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income), and (ii) your tax basis in the Notes subject to the sale, exchange, retirement or other taxable disposition. Your tax basis in a Note generally will be its cost. Such gain or loss generally will be capital gain or loss. Capital gains of individuals in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments on the Notes and to the proceeds of the sale or other disposition of the Notes, unless you are an exempt recipient. Additionally, backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status or have been notified by the Internal Revenue Service (the “IRS”) that you are subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. You are a non-U.S. holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and are:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income and Withholding Tax.

Subject to the discussions below concerning backup withholding and FATCA, payments of interest on the Notes will be exempt from U.S. federal income and withholding tax under the “portfolio interest exemption,” provided that:

•	interest paid on the Notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock or PPL Corporation’s voting stock within the meaning of the Code and applicable United States Treasury Regulations;

•	you are not a controlled foreign corporation that is related to us or to PPL Corporation through stock ownership; and

•

you provide to the applicable withholding agent your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code.

If you satisfy the first requirement above because interest is not effectively connected with the conduct of a trade or business in the United States (as discussed below under “–Effectively Connected Income”), but cannot satisfy the last three requirements described above, payments of interest made to you will generally be subject to U.S. federal withholding tax at a 30% rate, unless an applicable tax treaty provides for a lower rate. If you wish to claim benefits under an applicable tax treaty, you will generally be required to provide to the applicable withholding agent an IRS Form W-8BEN, W-8BEN-E, or other applicable form.

Subject to the discussions below regarding backup withholding and FATCA, any gain realized on the sale, exchange, retirement or other taxable disposition of a Note (other than amounts attributable to accrued but unpaid interest which will be taxed in the manner described above) generally will not be subject to U.S. federal income or withholding tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Effectively Connected Income

If you are engaged in a trade or business in the United States and income on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to U.S. federal income tax on that income on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax on interest described above, provided that you provide to the applicable withholding agent a properly executed IRS Form W-8ECI) in the same manner as if you were a U.S. holder, as described above. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Information Reporting and Backup Withholding. The amount of the interest paid to you and the tax withheld with respect to such interest, regardless of whether withholding was required, must be reported annually to the IRS and to you. Copies of the information returns reporting the amount of such interest and the amount of withholding may also be made available to the tax authority in the country in which you reside under the provisions of an applicable income tax treaty.

In general, no backup withholding will be required regarding payments on Notes, provided that the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code and you have delivered the statement described above in the fourth bullet point under “—U.S. Federal Income and Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of Notes made within the United States or conducted through certain U.S. financial intermediaries if:

•	the payor (1) receives the statement described above and (2) does not have actual knowledge or reason to know that you are a United States person as defined under the Code; or

•	you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA. Pursuant to Sections 1471 through 1474 of the Code, applicable Treasury Regulations, and other official guidance (together, commonly referred to as “FATCA”), “foreign financial institutions” (which include most non-U.S. investment vehicles) and other non-U.S. entities must, subject to certain exemptions, comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-sourced payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other non-U.S. entity that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally will include interest on the Notes and (subject to the proposed Treasury regulations discussed below) the gross proceeds from the sale or other disposition of the Notes. Under Treasury Regulations proposed in 2018, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the Notes. The preamble to these proposed Treasury Regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply even if the payment otherwise would not be subject to U.S. federal withholding tax (e.g., because it is portfolio interest). You are urged to consult your tax advisor regarding the effect, if any, of the FATCA provisions based on your particular circumstances.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF HOLDING OR DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), and each underwriter has severally, but not jointly, agreed to purchase from us the following respective principal amount of Notes:

Underwriter	Principal amount of Notes
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the Notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer part of the Notes directly to the public at the public offering price set forth on the cover page hereof and may offer the Notes to certain dealers at the public offering price minus a selling concession not in excess of     % per Note. In addition, any underwriter may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to     % per Note. After the initial offering of the Notes, the public offering price and other selling terms may from time to time be varied. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Pursuant to the underwriting agreement between us and the underwriters, we have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act, and contribute to payments that the underwriters may be required to make in respect of these liabilities.

The underwriters are offering the Notes subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions such as the receipt of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The Company estimates that its share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1.0 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters or their affiliates are agents or lenders under the credit or other borrowing facilities of us and our affiliates.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates has a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriter and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The Notes are offered for sale in the United States and elsewhere where such offer and sale is permitted.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the commercial paper that we intend to repay using a portion of the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of the offering, and in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offering of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes offered hereby in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Notices to Prospective Investors

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The Notes may be sold only in to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or in the United

Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, PPL Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed or otherwise communicated to, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to in this paragraph as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

EXPERTS

The consolidated financial statements of PPL Corporation incorporated herein by reference from PPL Corporation’s Annual Report on Form 10-K, and the effectiveness of PPL Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE NOTES AND THE GUARANTEES

Davis Polk & Wardwell LLP, New York, New York, and Frederick C. Paine, Esq., Senior Counsel of PPL Corporation, will pass upon the validity of the Notes and the Guarantees for PPL Capital Funding and PPL Corporation. Hunton Andrews Kurth LLP, New York, New York, will pass upon the validity of the Notes and the Guarantees for the underwriters. Davis Polk & Wardwell LLP and Hunton Andrews Kurth LLP will rely on the opinion of Mr. Paine as to matters involving the law of the Commonwealth of Pennsylvania. As to matters involving the law of the State of New York, Mr. Paine will rely on the opinion of Davis Polk & Wardwell LLP.

PROSPECTUS

PPL Corporation

PPL Capital Funding, Inc.

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(610) 774-5151

LG&E and KU Energy LLC

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202

(502) 627-2000

Kentucky Utilities Company

One Quality Street

Lexington, Kentucky 40507

(502) 627-2000

PPL Corporation

Common Stock, Preferred Stock,

Stock Purchase Contracts, Stock Purchase Units and Depositary Shares

PPL Capital Funding, Inc.

Debt Securities and Subordinated Debt Securities

Guaranteed by PPL Corporation as described in a supplement to this prospectus

PPL Electric Utilities Corporation

Debt Securities

LG&E and KU Energy LLC

Debt Securities

Louisville Gas and Electric Company

Debt Securities

Kentucky Utilities Company

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

Investing in the securities involves certain risks. See “Risk Factors” on page 2.

PPL Corporation’s common stock is listed on the New York Stock Exchange and trades under the symbol “PPL.”

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PPL Corporation, PPL Capital Funding, Inc. (“PPL Capital Funding”), PPL Electric Utilities Corporation (“PPL Electric”), LG&E and KU Energy LLC (“LKE”), Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”) have each filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain a description of the securities we will offer and specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We may use this prospectus to offer from time to time:

•	shares of PPL Corporation Common Stock, par value $.01 per share (“PPL Common Stock”);

•	shares of PPL Corporation Preferred Stock, par value $.01 per share (“PPL Preferred Stock”);

•	contracts or other rights to purchase shares of PPL Common Stock or PPL Preferred Stock (“PPL Stock Purchase Contracts”);

•

stock purchase units, each representing (1) a PPL Stock Purchase Contract and (2) debt securities or preferred trust securities of third parties (such as debt securities or subordinated debt securities of PPL Capital Funding, preferred trust securities of a subsidiary trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders’ obligations to purchase PPL Common Stock or PPL Preferred Stock under the PPL Stock Purchase Contracts (“PPL Stock Purchase Units”);

•	PPL Corporation’s Depositary Shares, issued under a deposit agreement and representing a fractional interest in PPL Preferred Stock;

•	PPL Capital Funding’s unsecured and unsubordinated debt securities (“PPL Capital Funding Debt Securities”);

•	PPL Capital Funding’s unsecured and subordinated debt securities (“PPL Capital Funding Subordinated Debt Securities”);

•

PPL Electric’s First Mortgage Bonds issued under PPL Electric’s 2001 indenture, as amended and supplemented (“PPL Electric First Mortgage Bonds”), which will be secured by the lien of the 2001 indenture on PPL Electric’s electricity distribution and certain transmission properties (subject to certain exceptions to be described in a prospectus supplement);

•	LKE’s unsecured and unsubordinated debt securities;

•

LG&E’s First Mortgage Bonds issued under LG&E’s 2010 indenture, as amended and supplemented (“LG&E First Mortgage Bonds”), which will be secured by the lien of the 2010 indenture on LG&E’s Kentucky electricity generation, transmission and distribution properties and natural gas distribution properties (subject to certain exceptions to be described in a prospectus supplement); and

•

KU’s First Mortgage Bonds issued under KU’s 2010 indenture, as amended and supplemented (“KU First Mortgage Bonds”), which will be secured by the lien of the 2010 indenture on KU’s Kentucky electricity generation, transmission and distribution properties (subject to certain exceptions to be described in a prospectus supplement).

We sometimes refer to the securities listed above collectively as the “Securities.”

PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities and PPL Capital Funding Subordinated Debt Securities as will be described in supplements to this prospectus. We sometimes refer to PPL Corporation’s guarantees of PPL Capital Funding Debt Securities as “PPL Guarantees” and PPL Corporation’s guarantees of PPL Capital Funding Subordinated Debt Securities as the “PPL Subordinated Guarantees.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities or guarantees issued by any other registrant, except that information relating to PPL Capital Funding’s Securities is also attributed to PPL Corporation.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	PPL Corporation with respect to Securities, PPL Guarantees or PPL Subordinated Guarantees issued by PPL Corporation or PPL Capital Funding;

•	PPL Electric, with respect to Securities issued by PPL Electric;

•	LKE, with respect to Securities issued by LKE;

•	LG&E, with respect to Securities issued by LG&E; and

•	KU, with respect to Securities issued by KU.

For more detailed information about the Securities, the PPL Guarantees and the PPL Subordinated Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

Investing in the Securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the Securities described in the Annual Reports on Form 10-K of PPL Corporation, PPL Electric, LKE, LG&E and KU, as applicable, for the year ended December 31, 2017, and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones affecting PPL Corporation, PPL Electric, LKE, LG&E and KU. The prospectus supplement applicable to each type or series of Securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of Securities we are offering under that prospectus supplement.

FORWARD-LOOKING INFORMATION

Certain statements included or incorporated by reference in this prospectus, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in this prospectus and our reports that are incorporated by reference, the following are among the important factors that could cause actual results to differ materially and adversely from the forward-looking statements:

•	the outcome of rate cases or other cost recovery or revenue filings;

•	changes in U.S. or U.K. tax laws or regulations, including the 2017 Tax Cuts and Jobs Act;

•	effects of cyber-based intrusions or natural disasters, threatened or actual terrorism, war or other hostilities;

•	significant decreases in demand for electricity in the U.S.;

•	expansion of alternative and distributed sources of electricity generation and storage;

•	changes in foreign currency exchange rates for British pound sterling and the related impact on unrealized gains and losses on PPL’s foreign currency economic hedges;

•	the effectiveness of our risk management programs, including foreign currency and interest rate hedging;

•	non-achievement by PPL WPD Limited and its subsidiaries (“WPD”) of performance targets set by the Office of Gas and Electricity Markets (“Ofgem”);

•

the results of the potential mid-period review in the U.K. of the current price control period, RIIO-ED1, currently being reviewed by the U.K. regulator, Ofgem, with a decision as to whether to engage in such a review and the scope thereof to be announced in the spring of 2018;

•	the effect of changes in the retail price index on WPD’s revenues and index linked debt;

•	developments related to ongoing negotiations regarding the U.K.’s intent to withdraw from European Union and any actions in response thereto;

•	defaults by counterparties or suppliers for energy, capacity, coal, natural gas or key commodities, goods or services;

•	capital market conditions, including the availability of capital or credit, changes in interest rates and certain economic indices, and decisions regarding capital structure;

•	a material decline in the market value of PPL’s equity;

•

significant decreases in the fair value of debt and equity securities and its impact on the value of assets in defined benefit plans, and the potential cash funding requirements if fair value declines;

•	interest rates and their effect on pension and retiree medical liabilities, asset retirement obligation liabilities and interest payable on certain debt securities;

•	volatility in or the impact of other changes in financial markets and economic conditions;

•	the potential impact of any unrecorded commitments and liabilities of PPL and its subsidiaries;

•	new accounting requirements or new interpretations or applications of existing requirements;

•	changes in the corporate credit ratings or securities analyst rankings of PPL and its securities;

•	any requirement to record impairment charges pursuant to GAAP with respect to any of our significant investments;

•	laws or regulations to reduce emissions of greenhouse gases or the physical effects of climate change;

•

continuing ability to access fuel supply for LG&E and KU, as well as the ability to recover fuel costs and environmental expenditures in a timely manner at LG&E and KU and natural gas supply costs at LG&E;

•	weather and other conditions affecting generation, transmission and distribution operations, operating costs and customer energy use;

•	changes in political, regulatory or economic conditions in states, regions or countries where PPL or its subsidiaries conduct business;

•	receipt of necessary governmental permits and approvals;

•	new state, federal or foreign legislation or regulatory developments;

•	the impact of any state, federal or foreign investigations applicable to PPL and its subsidiaries and the energy industry;

•	our ability to attract and retain qualified employees;

•	the effect of any business or industry restructuring;

•	development of new projects, markets and technologies;

•	performance of new ventures;

•	business dispositions or acquisitions and our ability to realize expected benefits from such business transactions;

•	collective labor bargaining negotiations; and

•	the outcome of litigation against PPL and its subsidiaries.

Any such forward-looking statements should be considered in light of these important factors and in conjunction with other documents we file with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by applicable law, we undertake no obligation to update the information contained in the statement to reflect subsequent developments or information.

PPL CORPORATION

PPL Corporation, incorporated in 1994 and headquartered in Allentown, Pennsylvania, is a utility holding company. Through its regulated subsidiaries, PPL Corporation delivers electricity to customers in Pennsylvania, Kentucky, Virginia, Tennessee and the United Kingdom, and natural gas to customers in Kentucky and generates electricity from power plants in Kentucky.

PPL Corporation’s principal subsidiaries are shown below (* denotes a registrant hereunder):

PPL Corporation conducts its operations through the following segments:

U.K. Regulated

The U.K. Regulated segment consists primarily of electricity distribution operations in the United Kingdom. Through its subsidiaries, as of December 31, 2017, PPL Global, LLC delivered electricity to approximately 7.9 million end-users in the United Kingdom. PPL Global, LLC is a wholly owned, indirect subsidiary of PPL Corporation.

Kentucky Regulated

The Kentucky Regulated segment consists of the operations of LKE, which owns and operates regulated public utilities engaged in the generation, transmission, distribution and sale of electricity and the distribution and sale of natural gas, representing primarily the activities of LG&E and KU. As of December 31, 2017, LG&E provided electric service to approximately 411,000 customers and provided natural gas service to approximately 326,000 customers in Kentucky, and KU delivered electricity to approximately 556,000 customers in Kentucky and Virginia. See “Louisville Gas and Electric Company” and “Kentucky Utilities Company,” respectively, for more information.

Pennsylvania Regulated

PPL Corporation’s Pennsylvania Regulated segment includes the regulated electricity delivery operations of PPL Electric. As of December 31, 2017, PPL Electric delivered electricity to approximately 1.4 million customers in eastern and central Pennsylvania. See “PPL Electric Utilities Corporation” below for more information.

PPL Corporation’s subsidiaries, including PPL Electric, LKE, LG&E and KU, are separate legal entities and are not liable for the debts of PPL Corporation, and PPL Corporation is not liable for the debts of its subsidiaries (other than under the PPL Guarantees of PPL Capital Funding Debt Securities and PPL Subordinated Guarantees of PPL Capital Funding Subordinated Debt Securities). None of PPL Electric, LKE, LG&E or KU will guarantee or provide other credit or funding support for the Securities to be offered by PPL Corporation pursuant to this prospectus.

PPL CAPITAL FUNDING, INC.

PPL Capital Funding is a Delaware corporation and wholly owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations. PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities pursuant to the PPL Guarantees and the PPL Capital Funding Subordinated Debt Securities pursuant to the PPL Subordinated Guarantees, as will be described in supplements to this prospectus.

PPL ELECTRIC UTILITIES CORPORATION

PPL Electric, headquartered in Allentown, Pennsylvania, is a wholly owned subsidiary of PPL Corporation, incorporated in Pennsylvania in 1920 and a regulated public utility that is an electricity transmission and distribution service provider in eastern and central Pennsylvania. As of December 31, 2017, PPL Electric delivered electricity to approximately 1.4 million customers in a 10,000 square mile territory in 29 counties of eastern and central Pennsylvania. PPL Electric also provides electricity supply to retail customers in this area as a provider of last resort under the Pennsylvania Electricity Generation Customer Choice and Competition Act.

PPL Electric is subject to regulation as a public utility by the Pennsylvania Public Utility Commission, and certain of its transmission activities are subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) under the Federal Power Act.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by PPL Electric pursuant to this prospectus.

LG&E AND KU ENERGY LLC

LKE, headquartered in Louisville, Kentucky, is a wholly owned subsidiary of PPL Corporation and a holding company that owns regulated utility operations through its subsidiaries, LG&E and KU, which constitute substantially all of LKE’s assets. LG&E and KU are regulated public utilities engaged in the generation, transmission, distribution and sale of electricity. LG&E also engages in the distribution and sale of natural gas. LG&E and KU maintain separate corporate identities and serve customers in Kentucky under their respective names. KU also serves customers in Virginia under the Old Dominion Power name and in Tennessee under the KU name. LKE, formed in 2003, is the successor to a Kentucky entity formed in 1989.

See “Louisville Gas and Electric Company” and “Kentucky Utilities Company” below for additional information about LG&E and KU.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by LKE pursuant to this prospectus.

LOUISVILLE GAS AND ELECTRIC COMPANY

LG&E, headquartered in Louisville, Kentucky, is a wholly owned subsidiary of LKE and a regulated utility engaged in the generation, transmission, distribution and sale of electricity and distribution and sale of natural gas in Kentucky.

As of December 31, 2017, LG&E provided electric service to approximately 411,000 customers in Louisville and adjacent areas in Kentucky, covering approximately 700 square miles in nine counties and provided natural gas service to approximately 326,000 customers in its electric service area and eight additional counties in Kentucky.

LG&E is subject to regulation as a public utility by the Kentucky Public Service Commission (“KPSC”), and certain of its transmission activities are subject to the jurisdiction of the FERC under the Federal Power Act. LG&E was incorporated in 1913.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by LG&E pursuant to this prospectus.

KENTUCKY UTILITIES COMPANY

KU, headquartered in Lexington, Kentucky, is a wholly owned subsidiary of LKE and a regulated utility engaged in the generation, transmission, distribution and sale of electricity in Kentucky, Virginia and Tennessee.

As of December 31, 2017, KU provided electric service to approximately 525,000 customers in 77 counties in central, southeastern and western Kentucky, approximately 28,000 customers in five counties in southwestern Virginia, and three customers in Tennessee, covering approximately 4,800 non-contiguous square miles. As of December 31, 2017, KU also sold wholesale electricity to 10 municipalities in Kentucky under load following contracts. In Virginia, KU operates under the name Old Dominion Power Company.

KU is subject to regulation as a public utility by the KPSC and the Virginia State Corporation Commission, and certain of its transmission and wholesale power activities are subject to the jurisdiction of the FERC under the Federal Power Act. KU was incorporated in Kentucky in 1912 and in Virginia in 1991.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by KU pursuant to this prospectus.

The offices of PPL Corporation, PPL Capital Funding and PPL Electric are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 (Telephone number (610) 774-5151).

The offices of LKE and LG&E are located at 220 West Main Street, Louisville, Kentucky 40202 (Telephone number (502) 627-2000).

The offices of KU are located at One Quality Street, Lexington, Kentucky 40507 (Telephone number (502) 627-2000).

The information above concerning PPL Corporation, PPL Capital Funding, PPL Electric, LKE, LG&E and KU and, if applicable, their respective subsidiaries is only a summary and does not purport to be comprehensive. For additional information about these companies, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the sale of the PPL Capital Funding Debt Securities and the PPL Capital Funding Subordinated Debt Securities will be loaned to PPL Corporation and/or its subsidiaries, and PPL Corporation and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of the other Securities issued by PPL Corporation, for general corporate purposes, including repayment of debt. Except as otherwise described in a prospectus supplement, each of PPL Electric, LKE, LG&E and KU is expected to use the proceeds of the Securities it issues for general corporate purposes, including repayment of debt and for capital expenditures.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

PPL Corporation

The following table sets forth PPL Corporation’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months Ended December 31,
	2017	2016	2015 (b)	2014 (b)	2013 (b)
Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (a)	3.1	3.8	2.8	2.8	2.4

(a)

See PPL Corporation’s reports on file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as described under “Where You Can Find More Information” for more information. PPL Corporation had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(b)

Reflects PPL Corporation’s former supply segment as discontinued operations. The supply segment substantially represented the operations of PPL Corporation’s former subsidiary PPL Energy Supply, LLC, which was spun off on June 1, 2015.

PPL Electric

The following table sets forth PPL Electric’s ratio of earnings to fixed charges for the periods indicated:

	Twelve Months Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (a)	4.8	4.9	4.0	4.2	3.7

(a)	See PPL Electric’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

LKE

The following table sets forth LKE’s ratio of earnings to fixed charges for the periods indicated.

	Twelve Months Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (a)	4.1	4.1	4.2	4.2	4.6

(a)	See LKE’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

LG&E

The following table sets forth LG&E’s ratio of earnings to fixed charges for the periods indicated.

	Twelve Months Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (a)	5.5	5.3	5.9	6.3	8.1

(a)	See LG&E’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

KU

The following table sets forth KU’s ratio of earnings to fixed charges for the periods indicated.

	Twelve Months Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (a)	5.2	5.3	5.3	5.4	5.9

(a)	See KU’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

PPL Corporation, PPL Electric, LKE, LG&E and KU each file reports and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

PPL Corporation’s Internet Web site is www.pplweb.com. Under the “Investors” heading of that website, PPL Corporation provides access to all SEC filings of PPL Corporation, PPL Electric, LKE, LG&E and KU free of charge, as soon as reasonably practicable after filing with the SEC. The information at PPL Corporation’s Internet Web site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. Additionally, PPL Corporation’s, PPL Electric’s, LKE’s, LG&E’s and KU’s filings are available at the SEC’s Internet Web site (www.sec.gov).

In addition, reports, proxy statements and other information concerning PPL Corporation and PPL Electric, as applicable, can be inspected at their offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179; reports and other information concerning LKE and LG&E can be inspected at their offices at 220 West Main Street, Louisville, Kentucky 40202, and reports and other information concerning KU can be inspected at its office at One Quality Street, Lexington, Kentucky 40507.

Incorporation by Reference

Each of PPL Corporation, PPL Electric, LKE, LG&E and KU will “incorporate by reference” information into this prospectus by disclosing important information to you by referring you to another document that it files separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the registrants.

PPL Corporation

SEC Filings (File No. 1-11459)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2017
PPL Corporation’s 2017 Notice of Annual Meeting and Proxy Statement (portions thereof incorporated by reference into PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016)	Filed on April 5, 2017

Current Reports on Form 8-K	Filed on January 8, 2018 (Item 5.02 only), January 16, 2018 (Item 2.03 only) and January 18, 2018 (Item 5.02 only)

PPL Corporation’s Registration Statement on Form 8-B	Filed on April 27, 1995

PPL Electric

SEC Filings (File No. 1-905)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2017

LKE

SEC Filings (File No. 333-173665)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2017
Current Report on Form 8-K	Filed on January 16, 2018 (Item 2.03 only)

LG&E

SEC Filings (File No. 1-2893)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2017
Current Report on Form 8-K	Filed on January 16, 2018 (Item 2.03 only)

KU

SEC Filings (File No. 1-3464)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2017
Current Report on Form 8-K	Filed on January 16, 2018 (Item 2.03 only)

Additional documents that PPL Corporation, PPL Electric, LKE, LG&E and KU file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the Securities are also incorporated herein by reference. In addition, any additional documents that PPL Corporation, PPL Electric, LKE, LG&E or KU file with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement, are also incorporated herein by reference. Unless specifically stated to the contrary, none of the information that PPL Corporation, PPL Electric, LKE, LG&E or KU files or discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that have been furnished or may from time to time be furnished with the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus.

Each of PPL Corporation, PPL Electric, LKE, LG&E and KU will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning the appropriate registrant at:

For PPL Corporation and PPL Electric:

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Attention: Treasurer

Telephone: 1-800-345-3085

For LKE and LG&E:

220 West Main Street

Louisville, Kentucky 40202

Attention: Treasurer

Telephone: 1-800-345-3085

For KU:

One Quality Street

Lexington, Kentucky 40507

Attention: Treasurer

Telephone: 1-800-345-3085

No separate financial statements of PPL Capital Funding are included herein or incorporated herein by reference. PPL Corporation and PPL Capital Funding do not consider those financial statements to be material to holders of the PPL Capital Funding Debt Securities or PPL Capital Funding Subordinated Debt Securities

because (1) PPL Capital Funding is a wholly owned subsidiary that was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding is a finance subsidiary and does not currently plan to engage, in the future, in more than minimal independent operations. See “PPL Capital Funding.” Accordingly, PPL Corporation and PPL Capital Funding do not expect PPL Capital Funding to file such reports.

EXPERTS

The consolidated financial statements of PPL Corporation, PPL Electric Utilities Corporation and LG&E and KU Energy LLC, and the financial statements of Louisville Gas and Electric Company and Kentucky Utilities Company, and the related financial statement schedules, as of and for the years ended December 31, 2017 and December 31, 2016 incorporated in this prospectus by reference from such companies’ Annual Reports on Form 10-K for the year ended December 31, 2017, and the effectiveness of PPL Corporation’s internal control over financial reporting as of December 31, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of PPL Corporation, PPL Electric Utilities Corporation and LG&E and KU Energy LLC, and the financial statements of Louisville Gas and Electric Company and Kentucky Utilities Company for the year ended December 31, 2015 (including schedules) appearing in such companies’ Annual Reports (Form 10-K) for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE SECURITIES AND THE PPL GUARANTEES

Pillsbury Winthrop Shaw Pittman LLP, New York, New York, Simpson Thacher & Bartlett LLP, New York, New York or Davis Polk & Wardwell LLP, New York, New York and Frederick C. Paine, Esq., Senior Counsel of PPL Services Corporation will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for PPL Corporation, PPL Capital Funding and PPL Electric. Pillsbury Winthrop Shaw Pittman LLP and John P. Fendig, Esq. of LG&E and KU Energy LLC will pass upon the validity of any LKE, LG&E and KU Securities for those issuers. Sullivan & Cromwell LLP, New York, New York will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for any underwriters or agents. Pillsbury Winthrop Shaw Pittman LLP, Simpson Thacher & Bartlett LLP, Sullivan & Cromwell LLP and Davis Polk & Wardwell LLP will rely on the opinion of Mr. Paine as to matters involving the law of the Commonwealth of Pennsylvania and on the opinion of Mr. Fendig as to matters involving the laws of the Commonwealths of Kentucky and Virginia.